Exhibit 99.1

Trulia Reports Third Quarter 2014 Results

Record audience of 55M monthly UVs in Q3, with mobile UVs growing at 89% Y/Y; subscriber base approaches 78,000

SAN FRANCISCO, October 29, 2014 – Trulia, Inc. (NYSE: TRLA), a leading online marketplace for home buyers, sellers, renters and real estate professionals, today announced financial results for the third quarter ended September 30, 2014.

“Trulia is making great progress in helping consumers find their ideal home no matter where they are, with Q3 representing the first quarter where mobile users comprised the majority of our audience,” said Pete Flint, Chief Executive Officer of Trulia. “On the agent side of our marketplace, we have added over 18,000 subscribers since rolling out the second phase of our inventory expansion program at the start of 2014. Our combined lead generation and software platform is well positioned to drive the continued growth of our agent business.”

Key Business Metrics – Third Quarter 2014

•	Monthly unique visitors in the third quarter of 2014 were 55.0 million, an increase of 36% from 40.6 million in the same period last year.

•	Mobile monthly unique visitors in the third quarter of 2014 were 29.9 million, an increase of 89% from 15.8 million in the same period last year.

•	Total subscribers as of September 30, 2014 were approximately 77,900*, an increase from approximately 74,000* as of June 30, 2014.

•	Average monthly revenue per subscriber for the third quarter of 2014 was $204, an 8% increase from $189 in the same period last year and a $2 decrease from the second quarter of 2014.

•	New contributions to user-generated content totaled approximately 1.2 million in the third quarter of 2014, an increase of 5% compared to the same period last year. As of September 30, 2014, this amounted to a cumulative total of more than 15 million contributions to user-generated content.

Financial Highlights – Third Quarter 2014

•	Total revenue for the third quarter of 2014 was $67.1 million, up 67% year-over-year.

•	Marketplace revenue of $55.8 million, up 78% year-over-year.

•	Media revenue of $11.3 million, up 26% year-over-year.

•	Net loss attributable to common stockholders for the third quarter of 2014 was $24.0 million, or $0.64 per share on a basic and diluted basis, compared with a net loss of $2.2 million, or $0.06 per share on a basic and diluted basis, for the third quarter of 2013. The third quarter 2014 net loss includes non-recurring costs of approximately $10.8 million related to Trulia’s pending acquisition by Zillow.

•	Adjusted EBITDA for the third quarter of 2014 was $6.7 million, compared with $4.8 million for the third quarter of 2013.

•	Adjusted net loss attributable to common stockholders for the third quarter of 2014 was $2.8 million, or $0.08 per share on a basic and diluted basis, compared with adjusted net income attributable to common stockholders of $9.1 million, or $0.26 and $0.24 per share on a basic and diluted basis, respectively, for the third quarter of 2013.

Selected Business Highlights

•	Greater distribution through broker and MLS relationships: During Q3, Trulia entered into agreements with various industry partners to provide more direct, timely and accurate home listings:

•	Edina Realty - a Berkshire Hathaway affiliate and a wholly owned subsidiary of HomeServices of America, Inc. Edina Realty is one of the nation’s largest real estate companies with approximately 60 real estate offices and 2,200 REALTORS® throughout Minnesota and western Wisconsin;

•	NY State MLS - has more than 10,000 members and serves all 62 counties in New York;

•	Intermountain MLS - has 4,400 members and serves southern Idaho and eastern Oregon; and

•	The Greater Tulsa Association of REALTORS® (GTAR) - the largest REALTOR® association in Oklahoma, servicing more than 3,400 members throughout the state.

•	Richer connections through Agent Profiles: Trulia released new Trulia Agent Profiles, making it easier than ever for agents to build their online brand and connect with new clients. Trulia Agent Profiles now feature 5-star ratings and reviews, larger photos and infographics, enhanced editing tools, and an optimized lead generation form. Consumers benefit from the visually enhanced profile pages that make it easy to research and contact agents that have the unique skills and experience that address their specific needs.

•	Lender/agent co-marketing: Trulia now provides an option for mortgage lenders and agents to participate in joint advertising on Trulia. With this co-marketing feature, agents and lenders share the cost of marketing on Trulia and their Trulia profiles are linked to allow exposure alongside each other, with a lender’s profile appearing with an agent’s profile in a ratio proportional to the lender’s co-marketing contribution. This co-marketing feature is designed to enable agents and lenders to increase their exposure on Trulia with Trulia’s users.

Outlook – Fourth Quarter 2014

Trulia is not providing an outlook for revenue and Adjusted EBITDA for the fourth quarter of 2014 due to its pending acquisition by Zillow.

Conference Call Details

The live webcast of the conference call will be available on the Trulia Investor Relations website at http://ir.trulia.com/. A live dial-in will be available at 866-318-8613, or internationally at 617-399-5132, using passcode 71049881. Following the completion of the call, a recorded replay of the webcast will be available on the Trulia Investor Relations website for one year. A telephone replay of the call will be available at 888-286-8010, or internationally at 617-801-6888, using passcode 10687740, until November 5, 2014.

Trulia will also release details of its results for the third quarter ended September 30, 2014 via Twitter on Wednesday, October 29, at 2 p.m. Pacific Time after the market close. Details of Trulia’s quarterly financial results can be viewed on Twitter at hashtag #TRLAearnings.

About Trulia, Inc.

Trulia (NYSE: TRLA) gives home buyers, sellers, renters and real estate professionals all the tools and valuable information they need to be successful in the home search process. Through its innovative mobile and web products, Trulia provides engaged home buyers and sellers essential information about the house, the neighborhood and the process while connecting them with the right agents. For agents, Trulia, together with its Market Leader subsidiary, provides an end-to-end technology platform that enables them to find and serve clients, create lasting relationships and build their business. Founded in 2005, Trulia is headquartered in San Francisco with offices in New York, Denver and Seattle. Trulia and the Trulia marker logo are registered trademarks of Trulia, Inc.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to: our expectations that our combined lead generation and software platform is well positioned to drive the continued growth of our agent business. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that we do not effectively execute on our national marketing campaign, and that our national marketing campaign does not increase the number of consumers, subscribers and advertisers on our marketplace; the housing market weakens; consumers, subscribers and advertisers do not continue to use our marketplace; we experience expenses that exceed our expectations; the proposed merger with Zillow does not close due to the failure to obtain stockholder or regulatory approval or otherwise; and the disruption to our business caused by the merger with Zillow is greater than expected and makes it difficult to maintain certain strategic relationships. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 that was filed on August 8, 2014. The forward-looking statements in this press release are based on information available to Trulia as of the date hereof, and Trulia disclaims any obligation to update any forward-looking statements, except as required by law.

Use of Non-GAAP Financial Measures: Adjusted EBITDA and Adjusted Net Income/(Loss) and Adjusted Net Income/(Loss) Per Share

Trulia’s stated results include certain non-GAAP financial measures, including Adjusted EBITDA, adjusted net income/(loss) attributable to common stockholders and adjusted net income/(loss) attributable to common stockholders per share. We define Adjusted EBITDA as net loss attributable to common stockholders adjusted to exclude interest income, interest expense, depreciation and amortization, income taxes, acquisition costs, restructuring costs, and compensation paid in stock. We define adjusted net loss attributable to common stockholders as net loss attributable to common stockholders adjusted to exclude acquisition costs, restructuring costs, and compensation paid in stock. Adjusted EBITDA and adjusted net income/(loss) attributable to common stockholders and adjusted net income/(loss) attributable to common stockholders per share exclude these items as they are often excluded by other companies to help investors understand the operational performance of their business, and in the case of compensation paid in stock, can be difficult to predict. Trulia believes these adjustments provide useful comparative information to investors. Trulia also considers these non-GAAP financial measures to be important because they provide useful measures of the operating performance of Trulia and are used by Trulia’s management for that purpose. In addition, investors often use similar measures to evaluate the operating performance of a company. Non-GAAP results are presented for supplemental informational purposes only for understanding Trulia’s operating results. The non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from similarly-titled non-GAAP measures used by other companies.

Additional Information and Where to Find It

In connection with the proposed acquisition of Trulia by Zillow, Inc. (“Zillow”), a new holding company, Zebra Holdco, Inc. (“Holdco”) has filed with the SEC a registration statement on Form S-4 (the “Registration/Joint Proxy Statement”), which includes a registration statement and preliminary prospectus with respect to Holdco’s shares to be issued in the Proposed Transaction and a preliminary joint proxy statement of Trulia and Zillow with respect to the Proposed Transaction. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE REGISTRATION /JOINT PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) REGARDING THE PROPOSED TRANSACTION BECAUSE IT CONTAINS, AND THE FINAL REGISTRATION/JOINT PROXY STATEMENT WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders can obtain free copies of the Registration /Joint Proxy Statement at the SEC’s website at www.sec.gov. Copies of the Registration/Joint Proxy Statement, and the filings that are incorporated by reference therein, may also be obtained, without charge, by contacting Trulia Investor Relations at (415) 400-7238 or going to Trulia’s website, www.trulia.com, under the tab “Investor Relations”. These documents may also be obtained, without charge, by contacting Zillow Investor Relations at (206) 470-7137 or by going to Zillow’s website, www.zillow.com, under the heading “Investors”.

Certain Information Regarding Participants

The respective directors and executive officers of Trulia and Zillow and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Trulia or Zillow security holders in connection with the proposed transaction is set forth in the preliminary Registration/Joint Proxy Statement, and will also be set forth in the final Registration/Joint Proxy Statement. In addition, information regarding Trulia’s directors and executive officers is available in its proxy statement filed with the SEC by Trulia on April 22, 2014, and information regarding Zillow’s directors and executive officers is available in its proxy statement filed with the SEC by Zillow on April 17, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Registration /Joint Proxy Statement and other relevant materials filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Source: Trulia, Inc.

Contacts:

Ian Lee, 415-400-7238 (Investor Relations)

ir@trulia.com

Matt Flegal, 415-400-7307 (Media)

pr@trulia.com

*	Assumes an overlap of approximately 20% between the subscriber bases of Trulia and Market Leader.

TRULIA, INC.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue	$67,144	$40,283	$185,719	$93,998
Costs and expenses:
Cost of revenue (exclusive of amortization of product development cost)	12,025	6,069	32,996	13,694
Technology and development	14,865	10,058	41,931	21,484
Sales and marketing	38,867	20,189	109,516	45,785
General and administrative	11,606	9,826	37,162	20,568
Acquisition costs	10,832	4,060	10,832	6,065
Restructuring costs	1,154	—	4,797	—

Total costs and expenses	89,349	50,202	237,234	107,596
Loss from operations	(22,205)	(9,919)	(51,515)	(13,598)
Interest and other income	109	33	400	112
Interest expense	(1,830)	(203)	(5,529)	(655)

Loss before provision for income taxes	(23,926)	(10,089)	(56,644)	(14,141)
Provision for income taxes	(67)	7,869	(363)	7,529

Net loss attributable to common stockholders	$(23,993)	$(2,220)	$(57,007)	$(6,612)

Net loss per share attributable to common stockholders, basic and diluted	$(0.64)	$(0.06)	$(1.54)	$(0.21)
Weighted average shares used in computing net loss per share attributable to common stockholders, basic and diluted	37,540,527	34,557,842	37,112,195	31,734,356

Reconciliation to adjusted net income (loss) and adjusted net income (loss) per share attributable to common stockholders, basic and diluted, adjusted for compensation paid in stock, acquisition and restructuring costs:

Net loss attributable to common stockholders	$(23,993)	$(2,220)	$(57,007)	$(6,612)
Compensation paid in stock (Note A)	9,175	7,290	29,073	10,668
Acquisition costs	10,832	4,060	10,832	6,065
Restructuring costs	1,154	—	4,797	—

Adjusted net income (loss) attributable to common stockholders	$(2,832)	$9,130	$(12,305)	$10,121
Adjusted net income (loss) per share attributable to common stockholders, basic	(0.08)	0.26	(0.33)	0.32
Adjusted net income (loss) per share attributable to common stockholders, diluted	(0.08)	0.24	(0.33)	0.30
Weighted average shares used in computing the adjusted net income (loss) per share attributable to common stockholders, basic	37,540,527	34,557,842	37,112,195	31,734,356
Weighted average shares used in computing the adjusted net income (loss) per share attributable to common stockholders, diluted	37,540,527	37,427,935	37,112,195	34,297,275
Reconciliation to Adjusted EBITDA:
Net loss attributable to common stockholders	$(23,993)	$(2,220)	$(57,007)	$(6,612)
Non-GAAP adjustments:
Interest income	(109)	(33)	(400)	(112)
Interest expense	1,830	203	5,529	655
Depreciation and amortization	7,754	3,380	20,907	6,288
Provision for income taxes	67	(7,869)	363	(7,529)
Compensation paid in stock (Note A)	9,175	7,290	29,073	10,668
Acquisition costs	10,832	4,060	10,832	6,065
Restructuring costs	1,154	—	4,797	—

Adjusted EBITDA	$6,710	$4,811	$14,094	$9,423

Note (A)

Compensation paid in stock was allocated as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Cost of revenue	$1,129	$200	$1,749	$298
Technology and development	2,179	2,039	6,359	3,028
Sales and marketing	2,391	1,526	8,963	2,348
General and administrative	3,476	3,525	12,002	4,994

Total compensation paid in stock	$9,175	$7,290	$29,073	$10,668

TRULIA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of	As of
	September 30, 2014	December 31, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$212,114	$225,597
Accounts receivable, net	14,161	11,697
Prepaid expenses and other current assets	8,197	12,272

Total current assets	234,472	249,566
Restricted cash	6,912	1,589
Property and equipment, net	41,391	22,289
Intangible assets, net	106,439	117,888
Goodwill	255,904	255,904
Other assets	7,547	8,173

TOTAL ASSETS	$652,665	$655,409

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$1,799	$3,018
Accrued liabilities and restructuring costs	22,409	11,261
Accrued compensation and benefits	10,496	10,863
Deferred revenue	9,932	10,002
Deferred rent, current portion	813	1,035
Capital lease liability, current portion	24	51

Total current liabilities	45,473	36,230
Deferred rent, net of current portion	9,850	4,751
Capital lease liability, net of current portion	80	84
Long-term debt	230,000	230,000
Other long-term liabilities	3,538	3,268

Total liabilities	288,941	274,333

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Common stock	—	—
Additional paid-in capital	485,615	445,960
Accumulated deficit	(121,891)	(64,884)

Total stockholders’ equity	363,724	381,076

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$652,665	$655,409

TRULIA, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands, except share data)

(Unaudited)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(57,007)	$(6,612)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,907	6,288
Compensation paid in stock	29,073	10,668
Restructuring costs	2,858	—
Provision for doubtful accounts	(187)	325
Release of valuation allowance	—	(7,923)
Amortization of debt discount	—	105
Amortization of debt issue cost	100	21
Amortization of underwriters fee	654	—
Loss on disposal of fixed assets	—	—
Changes in operating assets and liabilities:	—	—
Accounts receivable	(2,277)	(6,961)
Prepaid expenses and other current assets	4,075	(1,802)
Other assets	(128)	—
Accounts payable	(913)	(5,334)
Accrued liabilities and restructuring costs	10,990	3,609
Accrued compensation and benefits	2,025	3,248
Deferred rent	4,877	—
Deferred revenue	(70)	(1,207)
Other long-term liabilities	88	(184)

Net cash provided by (used in) operating activities	15,065	(5,759)

CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) in restricted cash and deposits	(5,323)	(1,087)
Maturities of short-term investments	—	2,999
Purchases of property and equipment	(29,504)	(8,191)
Acquisition, net of cash acquired of $9.7 million	—	(160,813)

Net cash used in investing activities	(34,827)	(167,092)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from follow-on offering, net of underwriting discounts	—	114,056
Payments of costs related to public offerings	—	(1,034)
Value of equity awards withheld for tax liabilities	(3,455)	(201)
Repayments on long-term debt	—	(1,848)
Repayments on capital lease liability	(31)	(167)
Proceeds from exercises of stock options	9,765	5,445

Net cash provided by financing activities	6,279	116,251

NET DECREASE IN CASH AND CASH EQUIVALENTS	(13,483)	(56,600)
CASH AND CASH EQUIVALENTS — Beginning of period	225,597	100,017

CASH AND CASH EQUIVALENTS — End of period	$212,114	$43,417

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$3,128	$544

Cash paid for income taxes	$450	$395

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock-based compensation capitalized in product development costs	$1,848	$407

Net change related to purchases of equipment in accounts payable and accrued liabilities	$(2,698)	$136

Purchases of equipment with accounts payable and accrued liabilities at period end	$1,266	$775

Shares issued and assumed related to acquisition	—	5,340,271

Number of common warrants exercised in a net settlement transaction	—	56,054

Number of stock appreciation rights exercised in net settlement transactions	73,404	—